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                                         Exhibit 99.2


                                         [FIRST LOGO]

                                      Tear at Perforation

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                     1. Approval of the Agreement and Plan of Merger, dated as
                        of November 30, 1997, by and between National City Corporation and First of America Bank Corporation (the "Merger Agreement").

                                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

                      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                                      FOR THE MERGER AGREEMENT.

                         In their discretion, the proxies are authorized to vote
                     with respect to matters incident to the conduct of the Meeting and upon such other matters as may properly come before the Meeting. This proxy may be revoked at any time before it is exercised.

                         The undersigned hereby acknowledges receipt of a Notice
                     of Special Meeting of Shareholders of FOA called for March 30, 1998, and a Prospectus and Joint Proxy Statement for the Meeting prior to the signing of this proxy.

                                                   DATE:                  , 1998
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                                                            (Sign here)

                                                   Please sign exactly as your
                                                   name(s) appear(s) on this
                                                   proxy. When signing in a
                                                   representing capacity, please
                                                   give title.
                     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                                    USING THE ENCLOSED ENVELOPE.

                       FIRST OF AMERICA BANK CORPORATION
                        ARROW Tear at Perforation ARROW
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FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan 49007                             PROXY

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
      SPECIAL MEETING OF SHAREHOLDERS MARCH 30, 1998

    The undersigned, being a holder of the common stock, par value $10.00 per share ("Common Stock"), of FIRST OF
AMERICA BANK CORPORATION, a Michigan corporation ("FOA"), hereby authorizes Thomas W. Lambert and Richard V.
Washburn, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of FOA (the "Meeting") to be held at the Radisson Plaza Hotel, 100 West Michigan
Avenue, Kalamazoo, Michigan on March 30, 1998, at 9:00 a.m., local time, and at any adjournment of the Meeting, and at the Meeting to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

    Shares of Common Stock of FOA will be voted as specified. If no specification is made, shares will be voted FOR approval of the Merger Agreement and IN
ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the Meeting.

        (Continued, and to be signed, on the reverse side.)